Exhibit 23.1

To the Board of Directors of Material Technologies, Inc.

          We hereby consent to the use of our financial statements for the period ended December 31, 2007, dated April 7, 2008, to be included in the Company’s 10K filing.

                                                                                                 /s/ Gruber & Company, LLC
                                                                                                Gruber & Company, LLC